EXHIBIT 99.1

PRESS RELEASE


FIRST FEDERAL BANCSHARES, INC. COMPLETES SALE OF MT. STERLING, IL OFFICE

Colchester, Illinois, (September 26, 2003). First Federal Bancshares, Inc. (Nasdaq: FFBI), today announced that its subsidiary, First Federal Bank, has completed the sale of its Mt. Sterling, Illinois branch office to Beardstown Savings s.b. The sale included the assumption of approximately $6.2 million in deposits.

James J. Stebor, President and Chief Executive Officer of First Federal Bancshares, Inc., said, "The sale of our Mt. Sterling office permits us to focus our efforts and gain efficiency improvements. This branch sale, along with the increase in our quarterly dividend earlier this year and our stock repurchase efforts, are all part of our continuing effort to increase shareholder value."

First Federal Bancshares, Inc. is the parent of First Federal Bank. First Federal Bank provides community banking services through its eight offices in west central Illinois and northeastern Missouri.


Contact:          First Federal Bancshares, Inc.
                  James J. Stebor
                  President and Chief Executive Officer
                  (217) 224-8686